SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

GENESEE & WYOMING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GENESEE & WYOMING INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 12, 2004

      The Annual Meeting of Stockholders of Genesee & Wyoming Inc. will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on Wednesday, May 12, 2004 at 10:00 a.m., local time, for the following purposes:

1.	to elect three directors;

2.	to consider and act upon a proposal to approve the adoption of our 2004 Omnibus Incentive Plan (“Omnibus Plan”);

3.	to consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for our fiscal year ending December 31, 2004; and

4.	to transact such other business as may properly come before the Annual Meeting or any adjournments of that meeting.

      These items are fully described in the proxy statement, which is part of this Notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

      The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments of that meeting.

      To be sure that your shares are properly represented at our Annual Meeting, whether you attend or not, please sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or follow the instructions on your proxy card for voting by telephone or electronically through the Internet. If your shares are held in the name of a bank, broker or other holder of record, their procedures should be described on the voting form they send to you.

      Along with the attached proxy statement for our Annual Meeting, we are also sending you our 2003 Annual Report, which includes our financial statements.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel
Secretary

Dated: April 19, 2004

GENESEE & WYOMING INC.

66 Field Point Road
Greenwich, Connecticut 06830

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving this proxy statement?

      Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders, and we will bear the cost of this solicitation. You are receiving a proxy statement because you owned shares of our stock on March 29, 2004. Your ownership entitles you to vote at our Annual Meeting. By using the attached proxy, you are able to vote whether or not you attend our Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

      The notice of annual meeting, proxy statement and proxy are first being mailed to our stockholders on or about April 19, 2004.

What will I be voting on?

•	Election of three directors (see page 4).

•	Approval of the adoption of our Omnibus Plan (see page 25).

•	Ratification of the selection of PwC as our independent auditors for 2004 (see page 33).

How do I vote?

      You can vote either in person at our Annual Meeting or by proxy without attending our Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You should follow the instructions set forth on the proxy form, being sure to sign it and to mail it in the enclosed postage-paid envelope.

      If you hold your shares in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you will have to do in order to vote your shares.

Can I vote by telephone or electronically?

      If you are a registered stockholder (meaning that you hold your stock in certificate form or participate in the Genesee & Wyoming Inc. Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote by telephone or electronically through the Internet, by following the instructions on your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Tuesday, May 11, 2004.

Can I change my vote?

      Yes. At any time before your proxy is voted you may change your vote by:

•	Revoking it by written notice to our Corporate Secretary at the address set forth in this proxy statement;

•	Delivering a later-dated proxy; or

•	Voting in person at our Annual Meeting.

      If you hold your shares in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.

How many votes do I have?

      If you are a holder of our Class A Common Stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A Common Stock that you held on March 29, 2004. If you are a holder of shares of our Class B Common Stock, then you are entitled to ten votes at our Annual Meeting for each share of our Class B Common Stock that you held on March 29, 2004. In addition, the holder of our Series A Preferred Stock (“Preferred Stock”) is entitled to 3,668,478 votes.

How many shares are entitled to vote?

      On March 29, 2004, there were 20,343,131 shares of our Class A Common Stock, 2,707,935 shares of our Class B Common Stock and 25,000 shares of our Preferred Stock outstanding and entitled to vote at the meeting. There is no cumulative voting.

How many votes must be present to hold the meeting?

      Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to hold our Annual Meeting.

How many votes are required for the proposals to pass?

      All matters to be voted on at our Annual Meeting will be voted on by the holders of our Class A Common Stock, Class B Common Stock and Preferred Stock, all voting together as a single class. Our directors are elected by a plurality of the votes cast, and for all other proposals, a majority of the votes cast, in person or by proxy, and entitled to vote on the matter will be required.

What if I decide to abstain?

      Abstentions may be specified on all proposals other than the election of directors and will count as present for purposes of the matter with respect to which the abstention is noted. A vote to abstain on those proposals will have the effect of a “no” vote.

What if I don’t return my proxy card and don’t attend the Annual Meeting?

      If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. If you hold your shares in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your recordholder can vote your shares for the election of directors. If you don’t give your recordholder specific instructions and your recordholder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the matters submitted to our stockholders for approval but will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting.

What happens if a nominee for director declines or is unable to accept election?

      If you vote by proxy, and if unforeseen circumstances make it necessary for our Board of Directors to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

      Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the tabulator and inspectors of election; or

•	if the election is contested.

      The tabulator and the inspectors of election must comply with confidentiality guidelines that prohibit disclosure of specific votes to us. The tabulator of the votes is a representative of our transfer agent, and our inspectors of election are both officers of our Company.

ANNUAL REPORT

Will I receive a copy of Genesee & Wyoming’s Annual Report?

      We have mailed you our annual report for the fiscal year ended December 31, 2003 with this proxy statement. The annual report includes our audited financial statements, along with other financial information about our Company, which we urge you to read carefully.

How can I receive a copy of Genesee & Wyoming’s Form 10-K?

      Our Annual Report on Form 10-K, as filed with the SEC, is included in the Annual Report to Stockholders, which accompanies this proxy statement.

      You can also obtain, free of charge, a copy of our Form 10-K for the fiscal year ended December 31, 2003, by:

•	accessing Genesee & Wyoming’s Internet site at: www.gwrr.com

• writing to:	Genesee & Wyoming Inc. - Stockholder Relations 66 Field Point Road Greenwich, Connecticut 06830; or

•	telephoning us at: (203) 629-3722.

      You can also obtain a copy of Genesee & Wyoming’s annual report, Form 10-K and other periodic filings with the Securities and Exchange Commission (the “SEC”) from the SEC’s EDGAR database at www.sec.gov.

ELECTION OF DIRECTORS

      We currently have nine directors. Our by-laws provide for a classified Board of Directors, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board of Directors is elected each year. The three directors identified below are to be elected by our stockholders at our upcoming Annual Meeting, each to hold office for a three-year term expiring in 2007 or until his successor is duly elected and qualifies:

Proposed For Election as Directors

for a Three-Year Term Expiring in 2007

Present Position, Principal Occupations During the Past Five Years, Positions with
Name and Age at March 29, 2004	the Company, Other Relationships and Other Directorships

Louis S. Fuller, Age 62 Director since 1974	Member of Courtright and Associates (executive search firm) from 1992 to 1999
	•	First cousin of Mortimer B. Fuller, III

Philip J. Ringo Age 62 Director since 1978	Chairman and Chief Executive Officer of RubberNetwork.com, LLC since June 2001
	•	Consultant to ChemConnect, Inc. from January 2001 to May 2001
	•	President and Chief Operating Officer of ChemConnect, Inc. from March 1999 to January 2001
	•	President and CEO of Chemical Leaman Tank Lines Inc., a trucking firm, from 1995 to 1998
	•	President and Chief Operating Officer of The Morgan Group, Inc. and Chairman and Chief Executive Officer of Morgan Drive Away, Inc., a common and contract carrier for the manufactured housing and recreational vehicle industries from 1992 to 1995
	•	Other directorships: Internet Capital Group, Trimac Transportation and Australian Railroad Group Pty Ltd

Mark A. Scudder Age 41 Director since 2003	President of Scudder Law Firm, P.C., L.L.O. since December 2002
	•	Attorney with Scudder Law Firm since 1993 representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry
	•	Other directorships: Knight Transportation, Inc. and Covenant Transport, Inc.

      The Board of Directors recommends the election of Louis S. Fuller, Philip J. Ringo and Mark A. Scudder, each of whom has also been nominated by the Governance Committee of our Board of Directors, which is comprised of independent directors. Louis S. Fuller and Philip J. Ringo were previously elected by our stockholders, and Mark A. Scudder was elected by the Board of Directors on July 25, 2003. Mr. Scudder was originally recommended by one of our executive officers, and prior to his election, members of the Governance Committee conducted an independent assessment of Mr. Scudder, which included interviews and reference checks.

      Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Fuller, Ringo and Scudder. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

Directors Whose Terms Do Not Expire at the Annual Meeting

      The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the Annual Meeting.

Terms Expiring at Annual Meeting in 2005

Present Position, Principal Occupations During the Past Five Years, Positions with
Name and Age at March 29, 2004	the Company, Other Relationships and Other Directorships

Mortimer B. Fuller, III Age 61 Director since 1973	Chairman, Chief Executive Officer of Genesee & Wyoming Inc. since 1977
	•	President of Genesee & Wyoming Inc. from 1977 to October 1997
	•	First cousin of Louis S. Fuller
	•	Other directorships: Chairman of the Board of Australian Railroad Group Pty Ltd
T. Michael Long Age 60 Director since 2001	Partner, Brown Brothers Harriman & Co. since 1984
	•	Other directorships: HCA Inc., VAALCO Energy, Inc., CMS, Inc., MedSource Technologies, Inc. and Picis, Inc.
	•	Trustee of Ithaca College and The Upper Canada College Educational Foundation, Inc.
Robert M. Melzer Age 63 Director since 1997	President and Chief Executive Officer of Property Capital Trust (real estate investment trust) from 1992 to 1999
	•	Chief Financial Officer of Property Capital Trust from 1990 to 1996
	•	Other directorships: The Cronos Group

Terms Expiring at Annual Meeting in 2006

Present Position, Principal Occupations During the Past Five Years, Positions with
Name and Age at March 29, 2004	the Company, Other Relationships and Other Directorships

Robert W. Anestis Age 58 Director since 2003	Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc. since 1999
	•	President of Anestis & Company (investment banking and financial advisory firm) from 1986 to 1998
	•	Other directorships: Champion Enterprises, Inc. and Jacksonville Museum of Modern Art
Peter O. Scannell Age 45 Director since 2003	Founder and Managing General Partner of Rockwood Holdings LP (a private investment firm focused on the acquisition and development of operating businesses) since 1986
	•	Chairman and Chief Executive Officer of Rockwood Service Corporation (a materials testing and inspection firm) since 1990
	•	Chairman and Chief Executive Officer of Kane Holding Company (a manufacturer of architectural products) since 1989
Hon. M. Douglas Young, P.C. Age 63 Director since 1999	Chairman of Summa Strategies Canada Inc. since 1997
	•	Canada’s Minister of Transport, Minister of Human Resources Development and Minister of National Defense from 1993 to 1997
	•	Counsel to the law firm of Patterson Palmer Hunt Murphy
	•	Other directorships: Magellan Aerospace Corporation, Connors Bros. Income Fund, Australian Railroad Group Pty Ltd, Tesma International Inc. and Heating Oil Partners Income Fund
	•	Mr. Hellmann, our Chief Financial Officer, is also a director of Heating Oil Partners Income Fund

RELATED PARTY TRANSACTIONS

      Class B Stockholders’ Agreement. Genesee & Wyoming Inc., Mortimer B. Fuller, III, our other executive officers (the “Other Executives”) and all holders of the Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996. Under that agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that will not result in the automatic conversion of those shares into shares of Class A Common Stock, the Other Executives have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Other Executives have the right to purchase the shares that remain. Such purchase rights also apply if the employment of any of the Other Executives is terminated for any reason. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to ten times the voting power of the Class A Common Stock, in the hands of our management, particularly Mr. Fuller. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

      Promissory Note. Mortimer B. Fuller, III was indebted to us under a promissory note executed in May 1998 that bore interest at the rate of 5.69% per annum. The largest amount of principal and unpaid interest outstanding since January 1, 2003 was $439,173.72. The full amount of principal and substantially all the interest was paid on March 12, 2003 and the remaining interest was paid on March 17, 2004.

      Agreement with The 1818 Fund. Mr. Long is a partner at Brown Brothers Harriman & Co. (“BBH”) which is the general partner of The 1818 Fund III, L.P. (“The 1818 Fund”), and Mr. Long shares management and investment responsibility for The 1818 Fund. The Company and The 1818 Fund entered into a Stock Purchase Agreement on October 19, 2000. Pursuant to that agreement, on December 12, 2000 we issued to The 1818 Fund 20,000 shares of Preferred Stock for a purchase price of $20,000,000. As a condition to the transaction, we entered into a letter agreement with Mortimer B. Fuller, III and The 1818 Fund under which Mr. Fuller has agreed, so long as The 1818 Fund continues to own at least 20% of the shares of Class A Common Stock issued or issuable upon conversion of the Preferred Stock, to vote substantially all stock (whether now or hereafter acquired) owned or, to the extent permitted by law, controlled by him in order to cause the election to the Board of Directors of the designee of The 1818 Fund. Currently, Mr. Long is the designee of The 1818 Fund. Additionally, The 1818 Fund has been granted tag-along rights, subject to certain exceptions, in the event Mr. Fuller transfers 15% or more of the shares of Class A Common Stock or Class B Common Stock owned by him in a single or series of related private transactions. We also entered into a Registration Rights Agreement dated December 12, 2000 with The 1818 Fund pursuant to which we agreed, under the terms and conditions set forth in that agreement, to register under the Securities Act of 1933, as amended, the shares of Preferred Stock and the Class A Common Stock issuable upon the conversion of such shares of Preferred Stock and all other shares of Class A Common Stock held by The 1818 Fund. On December 11, 2001, The 1818 Fund exercised an option to purchase an additional 5,000 shares of Preferred Stock for a purchase price of $5,000,000, thus bringing the total number of shares of Preferred Stock owned by The 1818 Fund after such purchase to 25,000.

      Commercial Relationship with Sperry Rail. Mr. Scannell is the Chairman and Chief Executive Officer of Rockwood Service Corporation. One of Rockwood Service Corporation’s subsidiaries, Sperry Rail, Inc., provides rail flaw inspection services to railroads, including a number of our subsidiaries. For 2003, the billings for those services were approximately $243,268, which, according to representations made by Sperry Rail, accounted for less than 1% of its consolidated gross revenues.

CORPORATE GOVERNANCE

General

      Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our by-laws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. The Board of Directors held 11 meetings during 2003 and the standing committees of the Board of Directors held a total of 22 meetings.

      The following table shows the membership of each standing committee and the number of meetings held by each of those committees during 2003:

	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Robert W. Anestis		Chair
T. Michael Long	X
Robert M. Melzer	Chair
Philip J. Ringo	X		X
Peter O. Scannell	X	X
Mark A. Scudder		X	X
M. Douglas Young			Chair

2003 Meetings	12	5	5

      Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board of Directors on which he served (during the periods that he served).

      The Board of Directors has adopted a charter for each of the three standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of our Board of Directors. You can find links to these materials on our website at: www.gwrr.com, and included as Appendix A to this proxy statement is a copy of the Audit Committee Charter.

      The Board of Directors has determined that all of the directors who serve on these committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment, compensation history, affiliations and family and other relationships, including those discussed under “RELATED PARTY TRANSACTIONS,” and on follow-up discussions.

Committees of the Board

Audit Committee

      General. The Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the oversight of: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditors. The Audit Committee’s report relating to 2003 appears on page 24 of this proxy statement.

      Financial Literacy and Expertise. The Board of Directors has determined that each of the members of the Audit Committee is “financially literate” in accordance with Section 303A of the Listed Company Manual of the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Melzer qualifies as an “Audit Committee Financial Expert” as defined in Item 401(e) of Regulation S-K.

Compensation Committee

      The Compensation Committee discharges the responsibilities of the Board of Directors relating to the oversight of our compensation programs and compensation of our executives. The Compensation Committee’s report relating to 2003 appears on pages 19 to 22 of this proxy statement. Each of the members of the Compensation Committee is an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

Governance Committee

      The Governance Committee assists the Board of Directors in fulfilling its responsibility relating to corporate governance by (i) identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, (ii) developing and recommending to the Board of Directors our Corporate Governance Principles, and (iii) otherwise taking a leadership role in shaping our corporate governance.

Stockholder Recommendations for Director Nominations

      As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to the Board of Directors, including nominations submitted by stockholders. Such recommendations should be sent to us, to the attention of the Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected.

      The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of the Board of Directors. In evaluating a candidate, the Board of Directors, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles.

Annual Meeting Attendance

      Our policy is that all of our directors, absent special circumstances, should attend our Annual Meetings of Stockholders. A regular meeting of our Board of Directors is typically scheduled in conjunction with the Annual Meeting of Stockholders. All directors attended last year’s Annual Meeting of Stockholders.

Executive Sessions

      Our Corporate Governance Principles require our Board of Directors to meet in executive session regularly and requires our independent directors to have at least four regularly scheduled meetings per year without any management or other directors present.

Communicating with the Board

      Stockholders interested in communicating directly with our Board of Directors or our independent directors, in each case as a group, may do so by writing to our Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. Our Corporate Secretary will review all such correspondence and forward to the Board of Directors or our independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Any director or any independent director may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors or our independent directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to such matters.

Code of Ethics

      We have a Code of Ethics applicable to all employees of our Company, including the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer and, to the extent it applies to their activities, all members of our Board of Directors. You can find a link to our Code of Ethics on our website at www.gwrr.com. We intend to post amendments to or waivers (express or implied) from our Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer) at the same location on our website as our Code of Ethics.

Hotline for Accounting or Auditing Matters

      As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the receipt of complaints regarding our accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters. Our hotline number is (800) 589-3280.

DIRECTORS’ COMPENSATION

Directors’ Cash Compensation

      Prior to May 29, 2003, directors fees consisted of $15,000 per year payable quarterly, $1,500 per Board meeting attended, $500 per Board committee meeting attended but only if such committee meeting was not held in conjunction with a Board meeting, and $250 per Board or Board committee meeting attended by telephone. The Board of Directors recommended and adopted changes in the cash portion of director compensation, which became effective May 29, 2003, the date of last year’s Annual Meeting. Directors now receive an annual fee of $20,000, in-person Board meeting fees of $2,000 per meeting, in-person committee meeting fees of $1,000 per meeting, even if such committee meeting was held in conjunction with a Board meeting, telephonic Board meeting fees of $400 per meeting and telephonic committee meeting fees of $400 per meeting. In addition, the Chair of the Audit Committee receives an annual fee of $10,000, the Chair of the Compensation Committee receives an annual fee of $5,000 and the Chair of the Governance Committee receives an annual fee of $5,000. During 2003, we paid to, accrued for or deferred for our non-employee directors cash directors’ fees in the aggregate amount of $277,200 for service on our Board of Directors and its committees. We also reimburse our directors for travel expenses in connection with their attendance at Board and committee meetings. All of our non-employee directors are qualified to receive fees.

Deferral of Cash Compensation

      Under our Genesee & Wyoming Inc. Deferred Stock Plan for Non-Employee Directors (“Deferred Stock Plan”), each non-employee director may elect to have all or a portion of his fees paid in units representing shares of our Class A Common Stock. Each participating director’s Deferred Stock Plan account is credited with 125% of the cash compensation he elects to defer under the Deferred Stock Plan. Dividends (if any) payable on the Class A Common Stock are likewise credited as additional units in the Deferred Stock Plan accounts, and the number of units in the Deferred Stock Plan accounts are subject to customary anti-dilution adjustments. A non-employee director is not entitled to vote or transfer the Class A Common Stock represented by the units in his Deferred Stock Plan account until those units are paid out to him in shares. These shares will be paid out to the participating director or his designated beneficiaries (i) on the deferred payment date previously elected by him or (ii) if earlier, upon his death, long-term disability or cessation of service as a director. An aggregate of 168,750 shares of Class A Common Stock have been authorized for issuance under the Deferred Stock Plan. All of our non-employee directors are qualified to participate in the

Deferred Stock Plan. The Deferred Stock Plan and the shares of Class A Common Stock available under that plan will be rolled into our Omnibus Plan if it is approved by our stockholders at the Annual Meeting. See “PROPOSAL TO APPROVE THE ADOPTION OF OUR 2004 OMNIBUS INCENTIVE PLAN.”

Directors’ Matching Gift Plan

      Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our directors to contribute to educational, cultural, environmental and charitable organizations of their choice. Our Company will match gifts without restriction in amounts from $50 to $5,000 per donor per year. The recipient organizations must be tax-exempt 501(c)(3) organizations. In addition, (x) arts or cultural organizations must be open to and operated for the benefit of the public, (y) environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use, and (z) for contributions to any type of organization, the organization must not have any religious affiliation. In 2003, our Company contributed $15,525 pursuant to this plan. All charitable deductions made by the Company pursuant to this plan accrue solely to the Company, and the individual directors do not derive any personal financial benefit from the plan’s implementation.

Compensation for Membership on ARG’s Board

      Messrs. Ringo and Young serve at our request on the Board of Directors of the Australian Railroad Group Pty Ltd (“ARG”), a joint venture between us and Wesfarmers Limited. We pay each of them fees of $20,000 per year, plus $5,000 for each ARG board meeting attended in person and $1,000 for each ARG board meeting attended by telephone. We also reimburse them for travel expenses in connection with attendance at ARG board meetings. During 2003, for these services, we paid to Messrs. Ringo and Young cash directors’ fees in the aggregate amount of $97,500. The ARG fees are not included in the aggregate amount of Company directors’ fees discussed under “-Directors’ Cash Compensation.”

Directors’ Options

      The Genesee & Wyoming Inc. Stock Option Plan for Outside Directors (the “Directors’ Plan”) provides for grants to each of our non-employee directors of nonstatutory 10-year options to purchase shares of our Class A Common Stock. Options to purchase up to an aggregate of 303,750 shares of Class A Common Stock have been authorized for grant under the Directors’ Plan. Each option granted under the Directors’ Plan becomes exercisable in three equal annual installments commencing on the first anniversary of its grant date, is not transferable except by will or intestacy, and lapses within stated periods following the death of the director or cessation of his service as a director. These options are subject to customary anti-dilution provisions and acceleration of vesting upon a change in control. All of our non-employee directors are qualified to participate in the Directors’ Plan. The Directors’ Plan and the shares of Class A Common Stock available under that plan will be rolled into our Omnibus Plan if it is approved by our stockholders at the Annual Meeting. See “PROPOSAL TO APPROVE THE ADOPTION OF OUR 2004 OMNIBUS INCENTIVE PLAN.”

      Under the Directors’ Plan, directors receive 6,750 options upon being elected to the Board of Directors, and 3,375 options on the first and second anniversary of the date of their election. All options granted under the Directors’ Plan have exercise prices equal to the market value of the Class A Common Stock on the date of the grant. Accordingly, the following option grants were made in 2003.

Name	Grant Date	Number	Exercise Price	Expiration Date

T. Michael Long	1/11/03	3,375	$13.95	1/10/13
Robert W. Anestis	5/29/03	6,750	$13.59	5/28/13
Peter O. Scannell	5/29/03	6,750	$13.59	5/28/13
Mark A. Scudder	8/21/03	6,750	$15.59	8/20/13

EXECUTIVE OFFICERS

Current Makeup and Changes from Last Year

      Mortimer B. Fuller, III, age 61, has been our Chairman of the Board and Chief Executive Officer since 1977. See “ELECTION OF DIRECTORS” above for further information about Mr. Fuller.

      Charles N. Marshall, age 62, has been our President and Chief Operating Officer since October 1997. He has 42 years of railroad industry experience with Consolidated Rail Corporation (Conrail), Southern Railway and the Chessie System Railroad (now part of CSX Transportation, Inc.). He was Senior Vice President-Development when he left Conrail in 1995 and also served as Senior Vice President-Marketing & Sales and in positions in legal, public and government affairs. Immediately prior to joining us in 1997, Mr. Marshall worked as a consultant to short line and regional railroads, including our railroads, specializing in developing acquisition opportunities within and outside the United States. Mr. Marshall served as one of our directors from July to October 1997, when he resigned in accordance with our policy that all directors other than the Chairman and Chief Executive Officer be non-employees.

      John C. Hellmann, age 33, Chief Financial Officer, joined us in January 2000. From 1999 until January 2000, Mr. Hellmann was an investment banker at Lehman Brothers Inc. in the Emerging Communications Group, and from 1997 to 1999, he was an investment banker at Schroder & Co. Inc. in the Transportation Group. From 1992 to 1994, Mr. Hellmann worked for Weyerhaeuser Company in Japan and the People’s Republic of China. Mr. Hellmann received an A.B. from Princeton University, an M.B.A. from The Wharton School at the University of Pennsylvania, and an M.A. in China Studies from Johns Hopkins University School of Advanced International Studies. Mr. Hellmann is a director of Heating Oil Partners Income Fund, as is Mr. Young.

      Adam B. Frankel, age 36, has been Senior Vice President, General Counsel and Secretary since May 2003. Previously, he was with Ford Motor Company where he served since 1999 as a corporate and transactions attorney in the Office of General Counsel and as a Business Manager for Mergers and Acquisitions in Diversified Consumer Services. Between 1995 and 1999, he was an associate with Simpson, Thacher & Bartlett LLP in London and New York. Mr. Frankel received a B.A. in Economics from Brown University in 1989 and his J.D. from Stanford University School of Law in 1993.

      Charles W. Chabot, age 57, became President-Marketing & Development in February 2002. Previously, he was Senior Vice President-Australia, a position to which he was appointed in October 1997. In addition, from December 2000 until February 2002, he served as Chief Executive Officer of Australian Railroad Group Pty Ltd. From 1992 to 1997, Mr. Chabot served as Senior Vice President-New York and Pennsylvania. He joined us as Senior Vice President-Marketing and Sales in 1991 and was President of Buffalo & Pittsburgh Railroad, Inc. from 1992 to 1997. Prior to joining us, Mr. Chabot was employed for over ten years by the Chessie System Railroad (now part of CSX Transportation, Inc.), where he served in various capacities in marketing and freight equipment planning. Mr. Chabot will retire from the Company in 2004.

      Robert A. Grossman, age 62, became Executive Vice President-Government & Industry Affairs in March 2002. Prior to that, he was employed as an officer and director of Emons Transportation Group, Inc. and its predecessors since 1971. From 1986 until its acquisition by us in February 2002, Mr. Grossman served as Chairman of the Board and Chief Executive Officer of Emons Transportation Group, Inc., a public company in the short line railroad business with annual revenues of $25 million.

      Alan R. Harris, age 55, was our Senior Vice President and Chief Accounting Officer until Mr. Andres joined us. Mr. Harris joined us in 1990 as our Chief Accounting Officer. Mr. Harris is a certified public accountant, and from 1985 to 1990, he was Director of Accounting, and subsequently Secretary and Treasurer, of Preston Trucking Company, Inc., an interstate carrier. Mr. Harris will retire from the Company in 2004.

      James M. Andres, age 44, joined us effective March 22, 2004 as our Chief Accounting Officer and Global Controller. Mr. Andres is a certified public accountant and received his M.B.A. from Syracuse University. From 2001 to 2003, he was Vice President and Corporate Controller for Axiohm Transaction Solutions, Inc., and from 1992 to 2001 was Division Controller for New Venture Gear, Inc., a joint venture between DaimlerChrysler and General Motors.

      In December 2003, it was determined that Mr. Loftus, Senior Vice President Finance and Treasurer, and Mr. Hastings, Executive Vice President - Corporate Development should not be subject to the reporting obligations of Section 16 of the Exchange Act. As required by the SEC’s rules (x) we have included Mr. Hastings in our named executive officer discussion of executive compensation and stock ownership, and (y) we have excluded securities held by Mr. Loftus and Mr. Hastings from our discussion of stock ownership held by directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on a review of filings made with the SEC and written representations of our directors and executive officers, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act, with the exception, due to the Company’s failure to provide optionees with timely notification of the terms and conditions of July 31, 2003 option grants, of Mortimer B. Fuller, III, Robert A. Grossman, Alan R. Harris, John C. Hellmann, Charles N. Marshall, Mark W. Hastings and Thomas P. Loftus, who did not file their Form 4s related to such option grants in a timely manner, but who did subsequently file those Form 4s.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation for services rendered to us in all capacities, for the past three fiscal years and paid by us to those persons who were, at December 31, 2003, the Chief Executive Officer, our other four most highly compensated executive officers during 2003 and Mr. Hastings, who, but for the fact that he was not serving as an executive officer at December 31, 2003, would have been one of our other four most highly compensated executive officers during 2003 (collectively, the “Named Executives”).

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
					Awards	Payouts
				Other Annual			All Other
		Salary	Bonus	Compensation		LTIP	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	Options(#)(4)	Payouts($)	($)(5)

Mortimer B. Fuller, III	2003	$576,500	$192,587	-	75,000	-	$2,955
Chairman and Chief	2002	560,000	119,174	-	63,750	-	81,045
Executive Officer	2001	510,000	355,400	-	84,375	-	169,007

Charles N. Marshall	2003	323,772	80,769	-	22,500	-	2,955
President and Chief	2002	309,000	22,284	-	30,000	-	51,647
Operating Officer	2001	294,387	105,400	-	33,750	-	70,362

Charles W. Chabot	2003	302,041	-	-	-		3,000
President-Marketing &	2002	314,000	-	-	30,000	-	11,023
Development	2001	220,000	110,000	$71,705 (6)	-	$1,552,602 (7)	67,836

John C. Hellmann	2003	280,000	66,812	-	45,000	-	2,955
Chief Financial Officer	2002	240,000	37,145	-	37,500	-	12,221
	2001	200,083	100,000	-	42,188	-	11,271

Robert A. Grossman	2003	269,906	-	-	7,500	-	2,955
Executive Vice President -	2002	219,862	5,000	-	21,000	-	-
Government &	2001	-	-	-	-	-	-
Industry Affairs

Mark W. Hastings	2003	252,000	60,131	-	15,000	-	2,955
Executive Vice President -	2002	247,000	37,455	-	27,000	-	32,006
Corporate Development	2001	236,021	86,400	-	25,313	-	48,651

(1)	The amounts shown include cash compensation paid during the year indicated as well as cash compensation deferred at the election of the Named Executive.

(2)	The bonuses shown were awarded and paid in the succeeding year for services rendered during the year indicated.

(3)	Except for those described in footnote (6) to the table, the values of perquisites and other personal benefits are not shown on the table because the aggregate amount of such compensation (if any) for each year shown did not exceed the lesser of $50,000 or 10% of the Named Executive’s annual salary and bonus for that year.

(4)	The numbers of options awarded as shown on the table have been adjusted to reflect: (i) a three-for-two common stock split, effected in the form of a 50% common stock dividend, payable June 15, 2001, to stockholders of record as of May 31, 2001; (ii) a three-for-two common stock split, effected in the form of a 50% common stock dividend, payable March 14, 2002, to stockholders of record as of February 28, 2002; and (iii) a three-for-two stock split, effected in the form of a 50% common stock dividend, payable March 15, 2004 to stockholders of record as of February 27, 2004.

(5)	The amounts shown for 2003 reflect our contributions to our 401(k) Savings Plan on behalf of each of Messrs. Fuller, Marshall, Hellmann, Grossman and Hastings of $2,955 and of $3,000 on behalf of Mr. Chabot. The amounts shown for 2002 and 2001 include the value of insurance premiums paid by us and the economic benefits (projected on an actuarial basis) under split dollar life insurance arrangements.

(6)	The amount shown primarily reflects allowances, expense reimbursement and similar payments made to or on behalf of Mr. Chabot in connection with his overseas assignment. See “EXECUTIVE COMPENSATION - Severance and Other Agreements.”

(7)	The amount shown reflects a cash payout in lieu of stock of our formerly wholly-owned subsidiary, Australia Southern Railroad, upon exercise of stock options under that subsidiary’s stock option plan.

Stock Options

      Shown below is further information on grants of stock options to the Named Executives during 2003. All such options were granted under the Genesee & Wyoming Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Option Plan”). We currently have no provision for stock appreciation rights, although if our stockholders approve our Omnibus Plan, our Compensation Committee will then be permitted to make awards of stock appreciation rights. See “PROPOSAL TO APPROVE THE ADOPTION OF OUR 2004 OMNIBUS INCENTIVE PLAN.”

		Percent of
		Total Options
	Options	Granted to	Exercise		Grant Date
	Granted	Employees in	Price	Expiration	Present Value
Name	(#)	Fiscal Year	($/Sh)	Date	($)(1)

Mortimer B. Fuller, III	6,693	1.4%	$16.43	7/30/08	$51,639.17
Mortimer B. Fuller, III	68,307	15.2%	14.94	7/30/08	551,191.95
Charles N. Marshall	22,500	5.0%	14.94	7/30/08	181,560.00
Charles W. Chabot	-	-	-	-	-
John C. Hellmann	45,000	10.0%	14.94	7/30/08	363,120.00
Robert A. Grossman	7,500	1.6%	14.94	7/30/08	60,520.00
Mark W. Hastings	15,000	3.3%	14.94	7/30/08	121,040.00

(1)	The hypothetical grant date present values are presented pursuant to the rules of the SEC and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option’s present value. Factors used to value the options shown on the table include the expected volatility rate of the shares underlying the option (60.05), the risk-free interest rate (3.38%), the expected dividend yield (0%) and the expected life (5 years). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Class A Common Stock over the option exercise price per share at the time the option is exercised. The hypothetical grant date present values of the options reflected on the table may not be realized.

      At no time during the last year did we adjust or amend the exercise price of options previously granted to Named Executives, and shown below is information with respect to option exercises by the Named Executives during 2003 and all unexercised options to purchase Class A Common Stock held by the Named Executives at December 31, 2003.

Aggregated Option Exercises in 2003 and

Year-End Option Values

					Value of All Unexercised
			Unexercised Options Held		In-the-Money Options
	Shares		at Year-End(#)		at Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mortimer B. Fuller, III	157,957	$1,564,285	15,937	196,890	$107,844	$1,826,067
Charles N. Marshall	25,314	192,856	58,128	70,312	859,351	663,595
Charles W. Chabot	16,875	127,187	15,941	22,500	207,055	152,249
John C. Hellmann	-	-	100,077	117,423	1,550,300	1,154,858
Robert A. Grossman	-	-	5,250	23,250	35,525	152,024
Mark W. Hastings	31,642	263,654	57,376	54,237	888,040	509,220

(1)	Expressed as the excess of the market value of the Class A Common Stock at December 31, 2003 ($21.00 per share) over the exercise price of each option.

Severance and Other Agreements

      Severance Agreements. We have severance agreements (“Severance Agreements”) with each of our Named Executives which provide that upon termination of their employment within three years after a “Change in Control” (as defined in the Severance Agreements), unless such termination was initiated by the Company due to their illness, injury or incapacity for a period of six consecutive months or was for “Cause” (as defined in the Severance Agreements), the Named Executive will receive a cash amount equal to three times the average annual compensation we paid him during the immediately preceding five years. The Severance Agreements provide for reduction of the amounts paid pursuant thereto to the extent that such amounts would otherwise be non-deductible to us under Section 280G of the Internal Revenue Code. The Severance Agreements do not require the Company to pay Named Executives a set salary or pay a salary for a set period of time during such person’s term of employment.

      Employment Agreement with Robert Grossman. We have an employment agreement with Robert Grossman dated as of March 4, 2002 (“Grossman Agreement”) pursuant to which we have agreed to employ Mr. Grossman as our Executive Vice President - Government and Industry Affairs. The Grossman Agreement provides Mr. Grossman with an annual base salary of $250,000 subject to such increases as may be approved by our Board of Directors. In addition, the Grossman Agreement provides that Mr. Grossman shall be eligible to earn an annual bonus of up to 50% of his annual base salary based upon the achievement of performance goals established under the Genesee Value Added bonus program (see “REPORT OF THE COMPENSATION COMMITTEE”). The Grossman Agreement also provides Mr. Grossman with reasonable expense reimbursement and a car allowance. If Mr. Grossman’s employment is terminated by the Company without “Cause” (as defined in the Grossman Agreement) or if Mr. Grossman resigns for “Good Reason” (as defined in the Grossman Agreement), Mr. Grossman shall be entitled to receive his base salary through the date of termination, his annual bonus that has been earned but unpaid as of the date of termination, reimbursement for unreimbursed expenses properly incurred and benefits under our employee benefit plans. In addition, he would be entitled to receive continued payment of his base salary and employee benefits until the expiration of the term of the Grossman Agreement (March 4, 2005) as long as he complies with the non-competition and confidentiality provisions of the Grossman Agreement. This amount is subject to reduction if Mr. Grossman receives any other cash severance or termination benefits under any of our other plans.

      Assignment Letter with Charles Chabot. Pursuant to an Assignment Letter effective November 1, 1998 that we executed with Charles W. Chabot in connection with his assignment to Australia, we agreed that if Mr. Chabot was still employed by us when his foreign assignment ended, he would, at our discretion, be placed in a comparable position with us or given two years salary continuation. The assignment letter also provided Mr. Chabot with a base salary of at least $200,000 per year, housing, a foreign living allowance, travel expenses, relocation expenses and tax equalization payments in connection with his foreign assignment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 29, 2004 certain information concerning beneficial ownership of our stock held by (i) each stockholder known by us to own beneficially more than 5% of any class of stock, (ii) each of our directors, (iii) each Named Executive (see “EXECUTIVE COMPENSATION”), and (iv) all of our directors and executive officers as a group.

      We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830. We have calculated percentage of class ownership based on 20,343,131 issued and outstanding shares of our Class A Common Stock, 2,707,935 issued and outstanding shares of our Class B Common Stock, and 25,000 issued and outstanding shares of our Preferred Stock. We have omitted percentages of less than 1.0 % from the table.

	Class A		Class B
	Common Stock		Common Stock		Preferred Stock
	Beneficially Owned		Beneficially Owned		Beneficially Owned

Name and Address of	No. of	Percent	No. of	Percent	No. of	Percent	Percent of
Beneficial Owner	Shares	of Class	Shares	of Class	Shares	of Class	Vote (1)

Directors
Mortimer B. Fuller, III (2) (3)	153,613	-	2,076,259	76.7%	-	-	40.8%
Robert W. Anestis (4)	4,501	-	-	-	-	-	-
Louis S. Fuller (5)	251,234	1.2%	449,361	16.6%	-	-	9.3%
T. Michael Long (3) (6)	3,686,328	15.3%	-	-	25,000	100%	7.2%
Robert M. Melzer (7)	50,169	-	-	-	-	-	-
Philip J. Ringo (8)	63,985	-	-	-	-	-	-
Peter O. Scannell (9)	4,483	-	-	-	-	-	-
Mark A. Scudder (10)	534	-	-	-	-	-	-
M. Douglas Young (11)	45,057	-	-	-	-	-	-
Named Executives
Charles W. Chabot (12)	49,479	-	-	-	-	-	-
Robert A. Grossman (13)	12,000	-	-	-	-	-	-
John C. Hellmann (14)	148,264	-	1,248	-	-	-	-
Charles N. Marshall (15)	407,584	2.0%	-	-	-	-	-
Mark W. Hastings (16)	116,422	-	49,950	1.8%	-	-	1.1%
Other
The 1818 Fund III, LP(3)(6) 59 Wall Street New York, NY 10005	3,668,478	15.3%	-	-	25,000	100%	7.2%
Wellington Management Company, LLP(17) 75 State Street Boston, MA 02109	1,210,273	5.9%	-	-	-	-	2.4%
All Directors and Executive Officers as a Group (16 persons) (18)	4,928,090	20.2%	2,526,868	93.3%	25,000	100%	58.2%

(1)	Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that the Class A Common Stock is entitled to one vote per share, the Class B Common Stock is entitled to ten votes per share and the 25,000 outstanding shares of Preferred Stock are entitled to an aggregate of 3,668,478 votes.

(2)	The amounts shown include: (i) 63,633 shares of Class A Common Stock owned by Mr. Fuller individually; (ii) 1,480,654 shares of Class B Common Stock owned by Mr. Fuller individually; (iii) 6,393 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; (iv) 7,500 shares of Class A Common Stock held by Overlook Estate Foundation, Inc. of which Mr. Fuller is President; (v) presently exercisable options to purchase 76,087 shares of Class A Common Stock; and (vi) presently exercisable third-party options to purchase 595,605 shares of Class B Common Stock, which shares are subject to a voting agreement under which Mr. Fuller has been granted an irrevocable proxy through March 20, 2008. The number of shares in the table includes shares which are subject to a Variable Prepaid Forward transaction with Credit Suisse First Boston Capital LLC entered into on March 8, 2004 relating to 225,000 shares of Class B Common Stock, which contract expires on March 8, 2007, and for which Mr. Fuller received net proceeds of $4,707,937. Under the terms of the contract, Mr. Fuller has agreed to deliver shares of Class B Common Stock (which are immediately convertible into shares of Class A Common Stock on a one-for-one basis) or shares of Class A Common Stock on the expiration date of the contract (or on an earlier date if the contract is terminated early) as follows: (i) if the final price is less than or equal to the Floor Price ($23.91 per share), 225,000 shares; (ii) if the final price is less than or equal to the Cap Price ($29.8917 per share), but greater than the Floor Price, then a number of shares equal to 225,000 times the Floor Price divided by the final price; (iii) if the final price is greater than the Cap Price, then a number of shares equal to 225,000 shares multiplied by a fraction, the numerator of which is the sum of the Floor Price and the difference between the final price and the Cap Price, and the denominator of which is the final price. In connection with the contract, Mr. Fuller has pledged 225,000 shares of Class B Common Stock to secure his obligation under the contract. Under the contract, in lieu of delivery of shares, Mr. Fuller may, at his option, settle the contract by delivery of cash.

(3)	By reason of a voting agreement, under Rule 13d-5(b)(1) under the Exchange Act, a group comprised of Mortimer B. Fuller, III, The 1818 Fund and T. Michael Long may be deemed to beneficially own substantially all of the shares of our stock beneficially owned by the members of the group. Mr. Long beneficially owns 17,850 shares of Class A Common Stock, consisting of units under the Deferred Stock Plan representing 7,725 shares of Class A Common Stock and presently exercisable options to purchase 10,125 shares of Class A Common Stock, and The 1818 Fund beneficially owns 25,000 shares of Preferred Stock, convertible into 3,668,478 shares of Class A Common Stock. Mr. Fuller, on the one hand, and The 1818 Fund and Mr. Long, on the other hand, disclaim beneficial ownership of the shares owned by the other, and they are not reflected in the respective amounts shown on the table. As Mr. Long shares voting and investment power with respect to the Preferred Stock, the amount of Class A Common Stock shown on the table for Mr. Long includes those shares beneficially owned by The 1818 Fund.

(4)	The amounts shown include: 3,000 shares of Class A Common Stock held by an HR-10 plan for the benefit of Mr. Anestis; and (ii) units under the Deferred Stock Plan representing 1,501 shares of Class A Common Stock.

(5)	The amounts shown include: (i) 47,320 shares of Class A Common Stock and 449,361 shares of Class B Common Stock owned by Mr. Fuller individually; (ii) 1,414 shares of Class A Common Stock owned jointly by Mr. Fuller and his wife; and (iii) 202,500 shares of Class A Common Stock owned by Mr. Fuller’s wife, as to which shares he disclaims beneficial ownership.

(6)	The 25,000 shares of Preferred Stock owned by The 1818 Fund are convertible, subject to certain exceptions, at any time into 3,668,478 shares of Class A Common Stock. Mr. Long is a general partner of BBH, the general partner of The 1818 Fund and, as such, his pecuniary interest in the Preferred Stock is limited to his percentage interest in BBH’s interest in such shares. Voting and investment power with respect to the Preferred Stock is shared equally by Mr. Long and Lawrence C. Tucker, in their respective capacities as partners of BBH. The Class A Common Stock shown on the table for The 1818 Fund consists of the 3,668,478 of shares of Class A Common Stock into which the 25,000 shares of Preferred Stock are convertible.

(7)	The amount shown includes: (i) 10,125 shares of Class A Common Stock owned by Mr. Melzer individually; (ii) 7,500 shares of Class A Common Stock held by a self-directed IRA; (iii) presently exercisable options to purchase 16,875 shares of Class A Common Stock; and (iv) units under the Deferred Stock Plan representing 15,669 shares of Class A Common Stock.

(8)	The amount shown includes: (i) 12,487 shares of Class A Common Stock owned by Mr. Ringo’s wife, as to which shares he disclaims beneficial ownership; (ii) presently exercisable options to purchase 30,375 shares of Class A Common Stock; and (iii) units under the Deferred Stock Plan representing 21,123 shares of Class A Common Stock.

(9)	The amount shown includes: 3,000 shares of Class A Common Stock held jointly by Mr. Scannell and his wife; and (ii) units under the Deferred Stock Plan representing 1,483 shares of Class A Common Stock.

(10)	These are units under the Deferred Stock Plan representing shares of Class A Common Stock.

(11)	The amount shown includes: (i) presently exercisable options to purchase 15,750 shares of Class A Common Stock; and (ii) units under the Deferred Stock Plan representing 29,307 shares of Class A Common Stock.

(12)	The amount shown includes: (i) 41,979 shares of Class A Common Stock held by Mr. Chabot individually; and (ii) presently exercisable options to purchase 7,500 shares of Class A Common Stock.

(13)	The amount shown includes: (i) 1,500 shares of Class A Common Stock owned by Mr. Grossman individually; and (ii) a presently exercisable option to purchase 10,500 shares of Class A Common Stock.

(14)	The amount shown includes: (i) 5,062 shares of Class A Common Stock and 1,248 shares of Class B Common Stock owned by Mr. Hellmann individually; and (ii) presently exercisable options to purchase 143,202 shares of Class A Common Stock.

(15)	The amount shown includes: (i) 358,831 shares of Class A Common Stock owned by Mr. Marshall individually; and (ii) presently exercisable options to purchase 48,753 shares of Class A Common Stock.

(16)	The amount shown includes: (i) 57,274 shares of Class A Common Stock and 49,950 shares of Class B Common Stock owned jointly by Mr. Hastings and his wife; (ii) 1,350 shares of Class A Common Stock beneficially owned by Mr. Hastings’ minor children, as to which shares he disclaims beneficial ownership; and (iii) presently exercisable options to purchase 57,798 shares of Class A Common Stock.

(17)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) on February 12, 2004. The shares are owned of record by clients of WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. WMC has shared power to vote 1,088,473 of such shares and has shared power to dispose of all of such shares.

(18)	See footnotes 2 through 16 to this table. The amounts shown include: (i) presently exercisable options to purchase an aggregate of 366,856 shares of Class A Common Stock (ii) presently exercisable third-party options to purchase an aggregate of 595,605 shares of Class B Common Stock; and (iii) units under the Deferred Stock Plan representing an aggregate of 77,342 shares of Class A Common Stock.

REPORT OF THE COMPENSATION COMMITTEE*

      The Compensation Committee is responsible for determining annually the total compensation of our executive officers (including Mortimer B. Fuller, III, our Chief Executive Officer, and the other Named Executives), administering our stock option plan and our cash incentive plan (including determining grants and awards thereunder) and making recommendations to the Board of Directors concerning the compensation structure and performance measures for incentive-based compensation. The Compensation Committee considers the advice of independent outside consultants in its determinations. When the Compensation Committee determines compensation levels for executive officers, it reviews compensation survey data from independent sources to ensure that the total compensation program is competitive. Companies selected for the survey are those with whom we compete for executive talent.

Executive Compensation Philosophy

      The goals of our executive compensation program are to align compensation with business objectives and performance, and to enable us to attract, retain and reward executives who contribute to our long-term success and to increasing stockholder value. The program reflects the following principles:

• Compensation should be related to performance

      Executives are rewarded based upon Company-wide performance, regional performance (in the case of executives who are regional managers) and individual performance. Company-wide performance and regional performance are evaluated by reviewing the extent to which strategic and business objectives are met, including such factors as achieving safety objectives, operating profits and return on invested capital targets. When the Company performs well, based on financial and non-financial measures, executives will receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards will be reduced. An executive’s individual compensation will also vary based on the person’s performance, contribution and overall value to the business. Finally, executives with sustained high performance should be rewarded more than those in similar positions with lesser performance.

• Employees should think like stockholders

      We believe that employees should act in the interests of stockholders and we use our annual and long-term incentive compensation plans as tools to align our employees’ interests with stockholders’ interests. Our executives’ annual incentive compensation is based on metrics that we believe directly enhance stockholder value. We also believe that equity compensation is another good way to align interests. In addition, we have an employee stock purchase plan that enables employees to purchase our Class A Common Stock at a discount through payroll deductions. We are proposing the approval of the adoption of our Omnibus Plan which, if approved by stockholders, would replace our existing equity-based plans. See “PROPOSAL TO APPROVE THE ADOPTION OF OUR 2004 OMNIBUS INCENTIVE PLAN.”

• Incentive compensation should be a greater part of total compensation for more senior positions

      The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

Executive Compensation Program

      Our executive compensation program currently consists of annual salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options.

*	The material in this report is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Salaries

      The Compensation Committee annually reviews and makes changes to salaries each year based on, among other things, recommendations of the Chief Executive Officer. Factors considered are an executive’s performance, changes in competitive compensation levels and changes in the executive’s responsibilities.

Annual Incentive Compensation

      Starting with bonuses for 2002 performance, our Board of Directors adopted a new incentive compensation program, the Genesee Value Added Bonus Program, which has a number of components and is designed to create objective standards against which performance can be measured to determine whether the Company is operating in a manner that generates increased stockholder value. The two principal components of our Genesee Value Added Bonus Program are: (i) financial performance as measured by return on invested capital, and (ii) safety performance.

      The Compensation Committee, with input from senior management, establishes our annual corporate financial and safety performance targets and, where appropriate, targets for each region. A target bonus is earned if these objectives are achieved. For variances from the financial performance targets, the bonus is formula-based and can vary from zero to 200% of the target bonus, depending on the extent to which the financial performance targets for the applicable year were met at the Company level or in the employee’s region, as applicable. To the extent that the formula-based bonus amount of a region or the Company as a whole, as applicable, would result in a bonus payment that would otherwise be greater than 200% of the target bonus amount or less than zero, the excess amount is carried forward to determinations of the subsequent year’s bonus payout, provided that no employee has any direct right to the excess positive amounts carried forward.

      For our Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer, as well as several other corporate executives, their entire bonuses are based on the Genesee Value Added formula as applied to the performance of the Company as a whole, with 80%-85% dependent on the corporate financial target and 15%-20% dependent on the corporate safety targets. Certain corporate executives who hold non-operational positions have all or a portion of their bonuses determined by evaluating their performance compared to personal objectives, which incorporates subjective and qualitative evaluations of performance. Bonuses for the heads of our regions are based 60% on the regional Genesee Value Added financial targets, 20% on the corporate Genesee Value Added financial target, and 20% on the regional Genesee Value Added safety target.

      Bonus targets currently range from 35% to 70% of annual salary. The maximum bonus percentage assigned to each executive depends on the degree to which that executive is responsible for financial results. For our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and President-Marketing & Development, each of whom held those positions for full year 2002 and full year 2003, aggregate cash bonuses for 2003 were $340,168 versus $178,603 for 2002.

Long-Term Incentive Compensation - The 1996 Option Plan

      Long-term incentives are provided through the grant of stock options under our 1996 Option Plan. The Compensation Committee views stock options as a means of aligning the long-range interests of key employees, including executives, with those of the stockholders by providing them with the opportunity to build a meaningful equity stake in our Company. Options are granted at the discretion of the Compensation Committee based on its evaluation of each employee’s contribution and expected future contribution to our financial success. In 2003, the Compensation Committee granted options to purchase an aggregate of 449,070 shares of Class A Common Stock to 203 employees (including our Named Executives).

Other Compensation

      401(k) Savings Plan. Executive and other employees are entitled to participate in our 401(k) Savings Plan, which provides retirement benefits to employees and includes both employer and employee contributions.

      Employee Stock Purchase Plan. Executives (other than our Chairman and Chief Executive Officer) and other employees are also entitled to participate in our Stock Purchase Plan which permits participants to purchase Class A Common Stock at approximately 90% of its fair market value. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our present and future employees at all levels of employment and thereby provide them the benefit of the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership. The Stock Purchase Plan is administered by the Compensation Committee.

Chief Executive Officer Compensation

      The prior discussion included under “- Executive Compensation Philosophy” and “- Executive Compensation Program” applies to the compensation of Mortimer B. Fuller, III, our Chief Executive Officer. Although Mr. Fuller has a Severance Agreement with us, he has no agreement that requires that he be paid a set salary or paid a salary for a set period of time during his employment. The compensation paid to Mr. Fuller for his performance in 2003 was established applying the principles outlined above.

      Base Salary. The Compensation Committee increased Mr. Fuller’s salary in 2003 by 2.9% to $576,500.

      Annual Incentive Compensation. Mr. Fuller’s annual incentive compensation package for his 2003 performance was a cash bonus payment of $192,587, which was paid in February of 2004. This amount was determined entirely in accordance with our Genesee Value Added Bonus Program and was based on the extent to which the Company met the objective performance criteria established at the outset of 2003.

      Long-Term Incentive Compensation. The long-term incentive component currently takes the form of the grant of stock options under our 1996 Option Plan. Mr. Fuller was awarded 75,000 options on July 31, 2003. In evaluating Mr. Fuller’s performance and determining his option grant, the Compensation Committee noted several accomplishments:

•	the execution of the Company’s long-term strategy and the resulting consistent performance, particularly in the context of a difficult North American economy and Australian drought;

•	the generation of attractive acquisition prospects, the discipline of the acquisition process and the results of recent acquisitions;

•	strong and stable leadership as Chairman of ARG;

•	the attraction of first-rate senior management as the Company continues to grow in size and complexity; and

•	the attraction of strong, highly-qualified independent directors.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officers or any of the four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. For 2003, none of our Named Executives received compensation in excess of $1 million.

      While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives. The Committee believes that there are circumstances where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the Company and/or may be in the best interests of the Company and its stockholders. The Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). Accordingly, the Compensation Committee reserves the authority to award compensation that may not be fully deductible.

Compensation Committee

Robert W. Anestis, Chairman
Peter O. Scannell Mark A. Scudder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Our Chief Executive Officer consults with the Compensation Committee. He participates in discussions of the Compensation Committee and makes recommendations to it, but he does not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board of Directors believes that it is wise and prudent to have our Chief Executive Officer participate in these determinations, because his evaluations and recommendations with respect to the compensation and benefits paid to executives other than himself are extremely valuable to the Compensation Committee. However, our Chief Executive Officer neither participates in nor is otherwise involved in the deliberations of the Compensation Committee with respect to his own compensation and benefits.

      None of our executive officers has served as a member of a compensation committee of a board of directors of any other entity which has an executive officer serving as a member of our Board of Directors, and there are no other matters regarding interlocks or insider participation that are required to be disclosed.

STOCK PRICE PERFORMANCE GRAPH*

      Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “GWR.” Prior to September 27, 2002, when our Class A Common Stock began trading on the New York Stock Exchange, our Class A Common Stock was traded on the Nasdaq National Market. To assist your analysis of our cumulative total stockholder return, we used to include in our cumulative total stockholder return graphs the results of the Nasdaq Composite Total Return Index (US) and the NASDAQ Trucking and Transportation Stocks Index. However, because we are now listed on the New York Stock Exchange, we have selected an alternative broad equity market index and an alternative peer group index. Set forth below is a line graph comparing the cumulative total stockholder return on the Class A Common Stock during the five-year period ended December 31, 2003, based on the market price thereof, with the cumulative total return of the (i) Nasdaq Composite Total Return Index (US) (ii) the NASDAQ Trucking and Transportation Stocks Index, (iii) the Russell 2000 Index and (iv) the Fidelity Railroad Index.

		NASDAQ
	Genesee &	Composite Total	Nasdaq Trucking
	Wyoming Inc - Cl	Return Index	& Transportation		Fidelity Railroad
	A	(US)	Stocks Index	Russell 2000 Index	Index

Dec 98	100.00	100.00	100.00	100.00	100.00
Dec 99	100.98	185.43	95.31	121.26	90.08
Dec 00	214.71	111.83	86.63	117.59	104.63
Dec 01	384.12	88.76	102.43	120.52	117.31
Dec 02	359.12	61.37	104.32	95.83	111.47
Dec 03	555.88	91.75	149.43	141.11	139.27

      There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph above. We will neither make nor endorse any predictions as to future stock performance.

*	The material in this graph is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

REPORT OF THE AUDIT COMMITTEE*

      The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter, a copy of which is attached hereto as Appendix A. Among other things, the Audit Committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K and selects the independent auditors to audit our books and records.

      The Audit Committee has:

•	reviewed and discussed our audited financial statements for 2003 with our management and with PwC, our independent auditors for 2003;

•	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards)(as modified by SAS 90); and

•	received from PwC the written disclosures required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees) and has discussed with PwC their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2003 for filing with the SEC.

Audit Committee:

Robert M. Melzer, Chairman
Philip J. Ringo Peter O. Scannell T. Michael Long

*	The material in this report is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL TO APPROVE THE ADOPTION OF OUR

2004 OMNIBUS INCENTIVE PLAN

Background

      On April 2, 2004, our Board of Directors adopted the Omnibus Plan and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. If approved by our stockholders, the Omnibus Plan will be effective as of the date of the Annual Meeting. The Omnibus Plan is intended to replace the 1996 Option Plan, the Directors’ Plan and the Deferred Stock Plan. If the Omnibus Plan is approved by our stockholders, no further awards would be made after the effective date of the Omnibus Plan under the 1996 Option Plan, the Directors’ Plan or the Deferred Stock Plan. The following table provides certain important information concerning our existing equity compensation plans as of December 31, 2003:

Number of securities
remaining available
for future issuance
	Number of securities		under equity
	to be used upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
Plan category	outstanding options	outstanding options	reflected in column(a)

	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	1,788,456	$10.51	554,299
Equity Compensation Plans not approved by security holders	-	-	-

Total	1,788,456	$10.51	554,299

(1)	Amounts in this row include shares under the 1996 Stock Plan and the Directors’ Plan. In addition, under the Deferred Stock Plan, there were 77,342 shares to be paid out of the 168,750 shares available for future issuance under that plan.

     A summary of the Omnibus Plan appears below. This summary is qualified in its entirety by reference to the text of the Omnibus Plan, a copy of which is included as Appendix B to this proxy statement. You are urged to read the actual text of the Omnibus Plan in its entirety. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Omnibus Plan.

Purpose

      The purpose of the Omnibus Plan is to provide motivation to selected Employees, Directors and, to the extent applicable, Consultants of the Company and its Subsidiaries to put forth their efforts toward the continued growth, profitability, and success of the Company by enabling the Company to offer such Employees, Directors and Consultants a variety of incentive awards.

Shares Available and Maximum Awards

      A total of 1,125,000 shares of Class A Common Stock will be available for grant of Awards under the Omnibus Plan. In addition, any shares of Class A Common Stock remaining available for issuance under the 1996 Option Plan, the Directors’ Plan or the Deferred Stock Plan, or shares of Class A Common Stock which become available upon the lapse, expiration, termination or cancellation of outstanding awards under such plans, will be available for Awards under the Omnibus Plan, and any shares of Class A Common Stock related to Awards under the Omnibus Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Class A Common Stock, or are exchanged for Awards not involving shares of Class A Common Stock, will become available again under the Omnibus Plan (see “- Background”). Of the maximum number of shares of Class A Common Stock available under the Omnibus Plan, no more than 562,500 shares of Class A Common Stock may be used for Awards other than stock options or stock appreciation rights. The number of shares of Class A Common Stock available under the Omnibus Plan may by adjusted to reflect the occurrence of certain events (described under

“- Adjustments Upon Certain Events”). The shares of Class A Common Stock available for issuance under the Omnibus Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

      The maximum Award granted or payable to any one Participant under the Omnibus Plan for a calendar year will be 675,000 shares of Class A Common Stock, subject to the Committee’s authority to adjust Awards upon certain events (described under “- Adjustments Upon Certain Events”), or in the event the Award is paid in cash, $2,000,000.

      The Committee will have the exclusive power and authority, consistent with the provisions of the Omnibus Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions (as described under “- Administration”). Because the benefits conveyed under the Omnibus Plan will be at the discretion of the Committee (as defined below), it is not possible to determine what benefits Participants will receive under the Omnibus Plan.

Administration

      The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors, or such other committee as may be designated by the Board of Directors (the “Committee”), which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code. The Committee may allocate all or any portion of its responsibilities and powers under the Omnibus Plan to any one or more of its members, the Company’s CEO or other senior members of management as the Committee deems appropriate, however, only the Committee (or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors”) may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code (see “- Limitation on Income Tax Deduction”).

      The Committee will have broad authority in its administration of the Omnibus Plan, including, but not limited to, the authority to interpret the Omnibus Plan; to establish rules and regulations for the operation and administration of the Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the Participant’s death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Omnibus Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Omnibus Plan.

      To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Committee will be authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy or custom.

Eligible Participants

      Participants in the Omnibus Plan will be selected by the Committee from the Employees, Directors and Consultants of the Company and its Subsidiaries. Participants may be selected and Awards may be made at any time during the ten-year period following the effective date of the Omnibus Plan. As of March 25, 2004, approximately 210 Employees (consisting of 8 executive officers and 202 other officers and other employees), 8 Directors and 0 Consultants were eligible to participate in the Company’s current equity compensation plans.

      The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Omnibus Plan. The Committee intends, however, to grant most of the Omnibus Plan’s Awards to those persons who are in a position to have a significant direct impact on the growth, profitability and success of the Company, which would include a portion of the participants in the Company’s current equity compensation plans.

Types of Awards

      The Omnibus Plan authorizes the grant of stock options, stock appreciation rights, Stock Awards, Restricted Stock Unit Awards, performance units, Performance Awards and any other form of Award established by the Committee which is consistent with the Omnibus Plan’s purpose, or any combination of the foregoing. All Awards granted under the Omnibus Plan will be evidenced by an Award Notice which specifies the type of Award granted, the number of shares of Class A Common Stock underlying the Award, if applicable, and all terms governing that Award.

      Stock Options. The Committee may grant Awards in the form of stock options to purchase shares of Class A Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Omnibus Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422A of the Code. The exercise price per share of Class A Common Stock for any stock option will not be less than 100% of the Fair Market Value of a share of Class A Common Stock on the day that the stock option is granted. In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Omnibus Plan may not be subsequently reduced by amendment, or cancellation and substitution, of such stock option or any other action of the Committee without stockholder approval, subject to the Committee’s authority to adjust Awards upon certain events (described under “- Adjustments Upon Certain Events”). The type (incentive or non-qualified), vesting, exercise price and other terms of each stock option will be set forth in the Award Notice for such stock option.

      A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Committee and applicable law, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to the Company an amount equal to the exercise price.

      Stock Appreciation Rights. The Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”). The exercise price of a stock appreciation right will be an amount determined by the Committee, but in no event will such amount be less than 100% of the Fair Market Value of a share of Class A Common Stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

      A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the stock option price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A Common Stock covered by such stock option, the related Tandem SAR will automatically be canceled to the extent of the number of shares of Class A Common Stock covered by the exercise of the stock option.

      Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the exercise price, times (ii) the number of shares of Class A Common Stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

      The type (Tandem SAR or Freestanding SAR), exercise price, vesting and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights.

      Payment of stock appreciation rights may be made in shares of Class A Common Stock or in cash, or partly in shares of Class A Common Stock and partly in cash, as determined by the Committee.

      Other Stock-Based Awards. The Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Class A Common Stock), Restricted Stock Unit Awards and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Class A Common Stock. Such other stock-based Awards will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. In addition, the Committee may choose, at the time of grant of a stock-based Award, or any time thereafter up to the time of the payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents on the shares of Class A Common Stock underlying such Award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. The restrictions, conditions and other terms of each stock-based Award will be set forth in the Award Notice for such Award.

      Performance Units. The Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Committee other than Class A Common Stock. Performance units will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The form, applicable conditions and other terms of each performance unit will be set forth in the Award Notice for such performance unit.

      Performance Awards. Performance Awards are Awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the Code (see “- Limitation on Income Tax Deduction”). The Committee may grant Awards in the form of Performance Awards to Employees who are “covered employees” (within the meaning of Section 162(m) of the Code) and to other Participants in order to qualify such Awards as “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m) of the Code, “covered employees” generally means the CEO and the other four highest-paid executive officers. Performance Awards may take the form of Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated Performance Criteria during a stated Performance Period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Omnibus Plan.

      Performance Awards must be based upon one or more of the following Performance Criteria: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity, (s) gross margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Class A Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, (ad) any combination of the foregoing criteria, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

      For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which persons will be eligible for Performance Awards for such period, the length of the Performance Period, the types of Performance Awards to be issued, the Performance Criteria that are to be used to establish Performance Goals, the kind or level of Performance Goals and other relevant matters.

      After the close of each performance period, the Committee will determine whether the performance goals for the cycle have been achieved. In determining the actual award to be paid to a Participant, the Committee has the authority to reduce or eliminate any performance award earned by the Participant, based upon any objective or subjective criteria it deems appropriate.

      The Award Notice for each performance award will set forth or make reference to the Performance Period, Performance Criteria, Performance Goals, Performance Formula, performance pool and other terms applicable to such Performance Award.

Payment Terms

      Awards may be paid in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock, or in any other permissible form, as the Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in shares of Class A Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

      At the discretion of the Committee, a Participant may defer payment of any Award; salary or bonus compensation; Company Board compensation; dividend or dividend equivalent, or any portion thereof. If permitted by the Committee, a deferral must be made in accordance with any administrative guidelines established by the Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Committee) or deemed invested by the Company.

      The Company will be entitled to deduct from any payment to a Participant under the Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Class A Common Stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

      In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Class A Common Stock or other corporate exchange, or any distribution to stockholders of Class A Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, the Omnibus Plan provides that the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee deems equitable or appropriate.

Termination and Amendment of Omnibus Plan

      The Committee may suspend or terminate the Omnibus Plan at any time for any reason with or without prior notice. In addition, the Committee may amend the Omnibus Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which the Company’s securities are listed. No amendment of the Omnibus Plan may materially and adversely affect the rights of a Participant under any outstanding Award without the consent of that Participant. No Awards may be made under the Omnibus Plan after the tenth anniversary of the effective date of the Omnibus Plan.

Securities Act Registration

      If the Omnibus Plan is approved by the stockholders at the Annual Meeting, then the Company intends to register the shares of Class A Common Stock issuable under the Omnibus Plan pursuant to a Registration Statement on Form S-8 as soon as practicable thereafter.

New Omnibus Plan Benefits

      The Committee has not yet granted any equity awards for 2004, and our equity award process is not formula driven. Therefore, the benefits or amounts that will be received by or allocated to our Chairman and Chief Executive Officer, Named Executives, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers are not presently determinable. If the Omnibus Plan had been in effect in 2003, the Awards received in 2003 by the CEO, Named Executives, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers would have been the same as the awards actually received by such persons for 2003 under the 1996 Option Plan, the Directors’ Plan and the Deferred Stock Plan, as set forth in the following table:

New Plan Benefits

2004 Omnibus Incentive Plan

		Number of
Name and Position	Dollar Value ($)	Options/Units(1)

Mortimer B. Fuller, III
Chairman and Chief Executive Officer	$602,831	75,000

Charles N. Marshall
President and Chief Operating Officer	181,560	22,500

Charles W. Chabot
President-Marketing & Development	-	-

John C. Hellmann
Chief Financial Officer	363,120	45,000

Robert A. Grossman
Executive Vice President -
Government & Industry Affairs	60,520	7,500

Mark W. Hastings
Executive Vice President -
Corporate Development	121,040	15,000

Executive Officer Group	1,685,113	190,000

Non-Executive Director Group	608,875	48,211

Non-Executive Officer Employee Group	2,353,165	291,616

(1)	Includes options under the 1996 Option Plan for all categories other than the Non-Executive Director Group, options under the Directors’ Plan and restricted stock units under the Deferred Stock Plan.

Tax Status of Omnibus Plan Awards

      The following discussion of the federal income tax status of Awards under the Omnibus Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

      Non-Qualified Stock Options. No income will be realized by a Participant at the time a non-qualified stock option is granted, and no deduction will be available to the Company at such time. When the non-

qualified stock option is exercised, the Participant generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares of Class A Common Stock acquired from the exercise of such stock option over the exercise price, and the Company will receive a corresponding deduction at such time. If a non-qualified stock option is exercised by delivering shares of Class A Common Stock to the Company, the use of such shares of Class A Common Stock will not be considered a taxable disposition of such shares. Instead, (a) the number of shares of Class A Common Stock received from the exercise equal to the number of shares delivered will have the same basis and same holding period as the shares so delivered, (b) the Participant will realize taxable ordinary income in an amount equal to the fair market value of the additional shares of Class A Common Stock received from the exercise of such stock option, (c) the Participant will have a tax basis in the additional shares equal to their fair market value and the holding period of the additional shares will begin on the date that they are actually acquired, and (d) the Company will receive a deduction at such time in the same amount as the taxable income realized by the Participant. In either case, the Company’s deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”). The gain, if any, realized upon the subsequent disposition by the Participant of the shares of Class A Common Stock will constitute short- or long-term capital gain, depending on the Participant’s holding period.

      Incentive Stock Options. No income will be realized by a Participant either at the time an incentive stock option is granted or upon the exercise thereof by the Participant, and no deduction will be available to the Company at such times. If the Participant holds the shares of Class A Common Stock underlying the stock option for the greater of two years after the date the stock option was granted or one year after the acquisition of such shares of Class A Common Stock (the “required holding period”), then upon the disposition of such shares of Class A Common Stock, the Participant will realize a long-term capital gain or loss equal to the difference between the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition; the Company will not be entitled to any deduction. If the shares of Class A Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, then the Participant will realize taxable gain in an amount equal to the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition, and the portion of such taxable gain up to the excess of the fair market value of the Class A Common Stock disposed (at the time that the stock option from the exercise of which such shares were received) over the exercise price previously paid for such shares will be taxable ordinary income, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”). Any remaining portion of such taxable gain will constitute short- or long-term capital gain, depending on the Participant’s holding period.

      Stock Appreciation Rights. No income will be realized by a Participant at the time a stock appreciation right is awarded, and no deduction will be available to the Company at such time. A Participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the cash and fair market value of the shares of Class A Common Stock received by the Participant from such exercise, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”).

      Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the cash and fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”).

      Restricted Stock-Based Award. Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of grant), and the Company will not be allowed a deduction at that time; when the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the cash and the fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Class A Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. In each case, the Company’s deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”).

      Performance Units and Performance Awards. A Participant receiving a performance unit or Performance Award will not recognize income, and the Company will not be allowed a tax deduction, at the time such Award is granted. When a Participant receives payment of a performance unit or Performance Award, the amount of cash and the fair market value of any shares of Class A Common Stock received will be ordinary income to the Participant, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “- Limitation on Income Tax Deduction”).

      Effect of Deferral on Taxation of Awards. If the Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and the Company will not be entitled to a deduction until such time. Any interest or dividends paid on, or capital gains resulting from, the investment by the Company of the amount deferred during the deferral period will be taxable to the Company in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and the Company will be entitled to a corresponding deduction for such amount at that time.

Limitation on Income Tax Deduction

      Pursuant to Section 162(m) of the Code, the Company may not deduct compensation paid to a covered employee in any year in excess of $1 million. However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met. One requirement is stockholder approval of, (i) the Performance Criteria upon which performance-based Awards may be based, (ii) the annual per-participant limits on grants of performance-based Awards and stock options and stock appreciation rights and (iii) the class of employees eligible to receive awards. The Board of Directors has submitted the Omnibus Plan for approval by the stockholders in order to permit the grant of certain Awards thereunder, such as stock options, stock appreciation rights, Stock Awards and certain performance units, that will constitute “performance-based” compensation, which will be excluded from the calculation of annual compensation of Covered Employees for purposes of Section 162(m) of the Code and will be fully deductible by the Company. The Committee may grant Awards under the Omnibus Plan that do not qualify as performance-based compensation under Section 162(m) of the Code. The payment of any such non-qualifying Awards to a Covered Employee could be non-deductible by the Company, in whole or in part, under Section 162(m) of the Code, depending on such Covered Employee’s total compensation in the applicable year.

      Stockholder approval of this proposal will constitute approval of (i) the Performance Criteria upon which performance-based Awards that are intended to be deductible by the Company under Section 162(m) of the Code may be based under the Omnibus Plan, (ii) the annual per Participant limit of 675,000 shares of Class A Common Stock for stock-based Awards and $2,000,000 for cash based Awards, and (iii) the class of Participants eligible to receive Awards under the Omnibus Plan. In order for Awards granted under the Omnibus Plan to continue to be treated as qualified performance-based compensation under Section 162(m) of the Code, every five years we will seek stockholder approval of each of the items listed in the prior sentence.

Required Votes and Board Recommendations

      A majority in the affirmative of the votes cast, in person or by proxy, at the Annual Meeting, without regard to broker non-votes, by stockholders entitled to vote at the Annual Meeting is required for the approval of the Omnibus Plan. The Board of Directors recommends a vote in favor of the Omnibus Plan, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR the Omnibus Plan.

PROPOSAL TO RATIFY THE

SELECTION OF INDEPENDENT AUDITORS

      The firm of PricewaterhouseCoopers LLP, certified independent accountants, served as our independent auditors for 2003. In addition to the audit of the 2003 financial statements, we engaged PwC to perform certain services for which it was paid professional fees. See “REPORT OF THE AUDIT COMMITTEE” above.

      On April 5, 2002, our Board of Directors determined not to renew the engagement of Arthur Andersen LLP and selected PwC as our independent auditors for 2002. Our Audit Committee has selected PwC as our independent auditors for 2004. This selection will be presented to our stockholders for their ratification at the Annual Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If our stockholders do not ratify this selection, our Audit Committee will reconsider its choice.

      We expect that a representative of PwC will be present at the Annual Meeting and expect such representative to be available to respond to appropriate questions. In addition, we intend to give that representative an opportunity to make any statements if he should so desire.

Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for us by PwC for the years ended December 31, 2002 and 2003 were:

	2002	2003

Audit	$516,000	$689,200
Audit Related	140,000	158,700
Tax	229,000	121,600
All Other	0	0

Total	$885,000	$969,500

      Audit fees for the years ended December 31, 2002 and 2003, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

      Audit Related fees for the years ended December 31, 2002 and 2003, respectively, were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

      Tax fees for the years ended December 31, 2002 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

      Our Audit Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Accordingly, this proxy statement does not include disclosure regarding pre-approval policies and procedures and related information. The engagement of PwC for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that it provides or where there is another compelling rationale for using PwC. All audit, audit-related and permitted non-audit services for which PwC was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

Other Items

      Since January 1, 2001, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports.

      Since January 1, 2001, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred.

      The audit reports of Arthur Andersen LLP on our financial statements as of and for the fiscal year ended December 31, 2001 make reference to other auditors that audited the financial statements of Australian Railroad Group Pty Ltd, a significant investee of Genesee & Wyoming Inc. Except as set forth in the previous sentence, the audit reports of Arthur Andersen LLP on our financial statements as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Since January 1, 2001, we did not consult PwC in connection with any of the matters specified in Item 304(a)(2)(i) or (ii) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2005 Annual Meeting of Stockholders, that proposal must be received at our principal executive offices, 66 Field Point Road, Greenwich, Connecticut 06830 (Attention: Corporate Secretary) no later than December 20, 2004. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for that Annual Meeting. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 may be brought before the 2005 Annual Meeting of Stockholders if we receive notice, as described immediately above, no later than February 26, 2005.

OTHER MATTERS

      The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

ANNUAL REPORT ON FORM 10-K

      Our Annual Report on Form 10-K for 2003, as filed with the SEC, is included in the Annual Report to Stockholders, which accompanies this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel Secretary

Dated: April 19, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

GENESEE & WYOMING INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     PURPOSE

      The Audit Committee (the “Committee”) shall:

A.	Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

(i)	The quality and integrity of the corporation’s financial statements;

(ii)	The corporation’s compliance with legal and regulatory requirements;

(iii)	The independent auditor’s qualifications and independence; and

(iv)	The performance of the corporation’s internal audit function and independent auditors.

B.	Prepare the audit committee report that the Securities and Exchange Commission (the “SEC”) requires be included in the corporation’s annual proxy statement.

II.     STRUCTURE AND OPERATIONS

Independence Requirement

      The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the rules of the SEC implementing Section 301 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

Financial Literacy & Expertise Requirement

      All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be an “audit committee financial expert” as defined by the SEC and as required by the New York Stock Exchange.

Limitation on Memberships of Other Audit Committees

      No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and the corporation’s annual proxy statement discloses such determination.

Limitation on Other Compensation

      No member of the Committee shall receive compensation from the corporation or its affiliates other than (i) director’s fees for service as a director of the corporation or an affiliate, but only to the extent the directorship on the affiliate’s board of directors has been approved by the corporation’s board of directors, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is fixed and is not contingent on continued or future service to the corporation.

Appointment and Removal

      The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Subcommittees

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that (i) no subcommittee will consist of fewer than two members and (ii) no subcommittee will hold any power or authority required by any law, regulation or listing standards to be exercised by the Committee as a whole.

III.     MEETINGS

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of the following:

(i) management;

(ii) the person or persons responsible for the internal audit function for the corporation, which may include someone who is not an employee of the corporation but is performing such function on behalf of the corporation (the “Internal Audit Group”); and

(iii) the independent auditors;

in each case, to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter.

      At all meetings of the Committee, a majority of the members shall constitute a quorum for the transaction of business and the act of a majority of Committee members at any meeting at which there is a quorum shall be an act of the Committee. Any matter that is put to a vote which results in a tie shall be decided by a vote of the full Board of Directors. The Chairman of the Board of Directors or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically. All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings, or communicate with, any director, officer or employee of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.     RESPONSIBILITIES AND DUTIES

Overview

      The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

Review of Financial and Other Information

1.	Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” any comments or recommendations of the independent auditor, any reports of the independent auditor with respect to interim financial reviews as required by Statement on Auditing Standards 100 (any and all references to “Statements of Auditing Standards” or “Independent Standards Board” in this Charter shall include any amendments or supplements to such applicable standards).

2.	Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 and Statement of Auditing Standards No. 90 and the written disclosures required by the Independent Standards Board Standard No. 1.

3.	Review and discuss with management and the independent auditors prior to public dissemination the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP measures), as well as review financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

4.	Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board of Directors, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

5.	Directly appoint, retain, review and terminate independent auditors and approve all audit engagement fees and terms.

6.	Inform the corporation’s independent auditors that such auditing firm shall report directly to the Committee.

7.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(i)	Obtain and review a report by the corporation’s independent auditors describing:

(a)	the auditing firm’s internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the corporation in order to assess the auditors’ independence.

(ii)	Ensure the timely rotation of the lead and concurring audit partners and other “audit partners”, in each case to the extent required by the rules promulgated by the SEC, and consider whether there should be regular rotation of the audit firm itself.

(iii)	Confirm with the independent auditor that the audit partners do not earn or receive any compensation based on selling engagements to the corporation to provide any services, other than audit, review or attest services, to the extent such compensation would compromise the independence of accountant or auditor under the rules promulgated by the SEC.

(iv)	Take into account the opinions of management and the Internal Audit Group.

8.	Oversee the work of the corporation’s independent auditors, including the resolution of any disagreement between management and the auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

Pre-Approval of Auditor Engagements

9.	Approve in advance any audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services,” as determined from time to time by the SEC, the Public Company Accounting Oversight Board or the New York Stock Exchange through regulation or listing requirements.

         The Committee may:

(i)	pre-approve audit and non-audit services based on policies and procedures adopted by the Committee, provided: (a) the policies and procedures are detailed as to the particular service, (b) the Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Committee’s responsibilities to management and (d) such policies and procedures are disclosed in the corporation’s annual reports; and/or

(ii)	delegate to one or more of its members the authority to approve in advance all audit or non-audit services to be provided by the independent auditors so long as decisions made by such member are presented to the full Committee at the immediately subsequent scheduled meeting.

Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if:

(i)	the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditors during the fiscal year in which the non-audit services are provided;

(ii)	such services were not recognized by the corporation at the time of the engagement to be non-audit services; and

(iii)	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Financial Reporting Process

10.	In consultation with the independent auditors, management and the Internal Auditor Group, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee must, prior to the filing by the corporation of its annual report and at such other times that the Committee deems appropriate, obtain and discuss with management and the independent auditors reports from management and the independent auditors regarding:

(i)	all critical accounting policies and practices to be used by the corporation;

(ii)	analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles;

(iv)	major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and

(v)	any other material written communications between the independent auditors and the corporation’s management.

11.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

12.	Review with the independent auditors any audit problems or other difficulties encountered by the auditors in the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors:

(i)	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise),

(ii)	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and

(iii)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the corporation.

13.	Review and discuss with the independent auditor the responsibilities, budget and staffing of the corporation’s Internal Audit Group.

14.	Review and discuss with management and the independent auditors the policies and procedures in place to ensure the quality and integrity of the financial statements of the corporation’s unconsolidated subsidiaries and investments that are accounted for under the equity method of accounting are properly reflected and accounted for in the corporation’s financial statements.

General

15.	Review with management, the independent auditors and the persons responsible for the corporation’s Internal Audit Group, the areas of material risk to the operations and financial results of the corporation, such as safety of operations, environmental regulations, major pending litigation, matters pertaining to financing costs, tax issues, any other major financial risks and exposures and the corporation’s guidelines and policies with respect to risk assessment and risk management.

16.	Set clear hiring policies for employees and former employees of the independent auditors. At a minimum, these policies must prohibit:

(i)	the hiring of members of the corporation’s audit engagement team in a position at the corporation which would cause the auditing firm to no longer qualify as independent under the rules promulgated by the SEC; and

(ii)	the hiring of any employee or former employee:

(a)	of the corporation’s independent auditor without the prior approval of the Committee; or

(b)	any firm providing the corporation with internal auditing services without the prior approval of the Committee.

17.	Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Preparation of Reports

18.	Prepare all Audit Committee reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.	Report to the Board of Directors:

(i)	with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the Internal Audit Group;

(ii)	with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities; and

(iii)	with respect to such recommendations as the Committee may deem appropriate.

The report to the Board of Directors may be written or take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

20.	Maintain minutes or other records of meetings and activities of the Committee.

Outside Advisors and Funding

      The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors as it reasonably deems necessary to carry out its duties, including the authority to approve the fees payable to such advisors and any other terms of retention. The Committee shall be provided with funds necessary to engage outside advisors and to fund its ordinary administrative expenses that are necessary or appropriate to carry out its duties, in each case, as determined by the Committee in its sole discretion.

Access

      The Committee, in discharging its oversight role, shall be given full access to all of the following:

(i) all persons included in the Internal Audit Group;

(ii) the Board of Directors;

(iii) all employees of the corporation; and

(iv) the Independent auditors;

in each case, as necessary, to carry out these responsibilities.

V.     ANNUAL PERFORMANCE EVALUATION

      The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VI.     LIMITATION OF RESPONSIBILITY

      The management of the corporation is responsible for the preparation, presentation and integrity of the corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the corporation’s annual financial statements, reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Therefore, it is not the duty or responsibility of the Committee to conduct “field work” or other types of auditing or accounting reviews or procedures or to set audit or independence standards, and each member of the Committee shall be entitled to reply on

(i)	the integrity and skill of those persons and organizations within and outside the corporation from which it receives information; and

(ii)	the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

APPENDIX B

GENESEE & WYOMING INC.

2004 OMNIBUS INCENTIVE PLAN

GENESEE & WYOMING INC.

2004 OMNIBUS INCENTIVE PLAN

Effective May      , 2004

ARTICLE 1

PURPOSE AND TERM OF PLAN

      Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

      Section 1.2 Term. The Plan was approved by the Board on April      , 2004, and will become effective upon the date of the approval by G&W’s stockholders at the 2004 Annual Meeting of the Stockholders. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at the 2004 Annual Meeting of the Stockholders. Awards shall not be granted pursuant to the Plan after May      , 2014.

      Section 1.3 Successor Plan. This Plan shall serve as the successor to the Genesee & Wyoming Inc. 1996 Stock Option Plan, the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors and the Genesee & Wyoming Deferred Stock Plan for Non-Employee Directors (the “Predecessor Plans”), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan. All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards. Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any such shares as to which awards granted under the Predecessor Plans may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE 2

DEFINITIONS

      In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

      Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

      Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

      Section 2.3 “Board” means the Board of Directors of G&W.

      Section 2.4 “CEO” means the Chief Executive Officer of G&W.

      Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

      Section 2.6 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

      Section 2.7 “Common Stock” means the Class A Common Stock, par value $.01 per share, of G&W.

      Section 2.8 “Company” means G&W and its Subsidiaries.

      Section 2.9 “Consultants” means the consultants, advisors and independent contractors retained by the Company.

      Section 2.10 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

      Section 2.11 “Director” means a non-Employee member of the Board.

      Section 2.12 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

      Section 2.13 “Employee” means any person employed by the Company on a full or part-time basis.

      Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

      Section 2.15 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by G&W for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

      Section 2.16 “G&W” means Genesee & Wyoming Inc.

      Section 2.17 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

      Section 2.18 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

      Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to Article 7. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

      Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity, (s) gross margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, or (ad) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

      Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

      Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

      Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

      Section 2.24 “Plan” means this 2004 Omnibus Incentive Plan, as amended from time to time.

      Section 2.25 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

      Section 2.26 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

      Section 2.27 “Subsidiary” means a corporation or other business entity in which G&W directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

ARTICLE 3

ELIGIBILITY

      Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.

      Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

      Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

      Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a) determine eligibility for participation in the Plan;

(b) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c) interpret the Plan;

(d) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of G&W;

(i) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m) determine the terms and provisions of any agreements entered into hereunder;

(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

      Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the G&W’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution.

      Section 4.4 Section 162(m) of the Code. With regards to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

      Section 4.5 Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

      Section 4.6 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

      Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

      Section 5.2 Foreign Jurisdictions.

      (a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

      (b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6

SHARES SUBJECT TO PLAN

      Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 1,125,000 (plus any shares of Common Stock which are or become available under Section 1.3, which shares shall also be available for grant of Awards under the Plan); provided, however, that no more than 562,500 shares of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to G&W (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

      Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to G&W, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to G&W’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

      Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 675,000 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE 7

PERFORMANCE AWARDS

      Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants which are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the Restricted Stock Unit Awards authorized under Article 11 and the performance units under Article 12 as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

      Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code, which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.

      Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

      Section 7.4 Payment of Performance Awards.

      (a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

      (b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

      (c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

      (d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

      (e) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8

STOCK OPTIONS

      Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

      Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years.

      Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

      Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE 9

STOCK APPRECIATION RIGHTS

      Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

      Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

      Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

      Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

      Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10

STOCK AWARDS

      Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

      Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

      Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

      Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11

RESTRICTED STOCK UNIT AWARDS

      Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

      Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

      Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of G&W in such manner as the Committee deems appropriate.

ARTICLE 12

PERFORMANCE UNITS

      Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

      Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13

PAYMENT OF AWARDS

      Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

      Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to G&W, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14

DIVIDEND AND DIVIDEND EQUIVALENTS

      If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15

DEFERRAL OF AWARDS

      At the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16

MISCELLANEOUS

      Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

      Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, G&W shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which G&W shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which G&W shall, in its sole discretion, determine to be necessary or advisable.

      Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

      Section 16.4 Amendment/ Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of G&W if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of G&W are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

      Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

      Section 16.6 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

      Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

* * * * *

GENESEE & WYOMING INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

			For All	Withhold All	For All Except
1.	Election of Directors.
	Nominees:	Louis S. Fuller
Philip J. Ringo
Mark A. Scudder

Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line above.

CONTROL NUMBER

		For	Against	Abstain
2.	Proposal to approve the adoption of the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan.

		For	Against	Abstain
3.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Dated	, 2004

Signature of Stockholder

Signature of Stockholder (if held jointly)
Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

GENESEE & WYOMING INC.

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Genessee & Wyoming Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

Accessing the World Wide Web site
http://www.eproxyvote.com/GWR/ to vote via the internet. Have your control number (located in the upper right corner of the proxy form) available when you access the web page.

Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. Have your control number (located in the upper right corner of the proxy form) available when you call.

Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Genesee & Wyoming Inc. c/o LaSalle Bank N.A., P.O. Box LL, Chicago, IL 60603.

PROXY	PROXY

GENESEE & WYOMING INC.

     The undersigned hereby appoints MORTIMER B. FULLER, III and ADAM B. FRANKEL, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock, all shares of the Class B Common Stock (if any), and all shares of 4% Senior Redeemable Convertible Preferred Stock, Series A (if any) of GENESEE & WYOMING INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on Wednesday, May 12, 2004 at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

     This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the three nominees for directors and, unless otherwise specified, FOR each of the other two proposals listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 19, 2004, describing more fully the proposals set forth herein.

(continued and to be signed and dated on reverse side)